Exhibit 10.5
                                                                ------------

                                                              EXECUTION COPY





                      SECURITIES PURCHASE AGREEMENT

                      DATED AS OF SEPTEMBER 4, 1998

                              BY AND AMONG

               TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.,
                             as the Company

                                  AND

              CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P.,

                                  and

                       STRATEGIC ASSOCIATES, L.P.

                           as the Purchasers

                           TABLE OF CONTENTS

                                                                         Page

SECTION 1  Definitions                                                      1
           1.1.   Defined Terms                                             1
           1.2.   Other Defined Terms                                       5
           1.3.   Other Definitional Provisions                             6

SECTION 2  Authorization and Sale of the Company's Securities               7
           2.1.   Authorization and Certain Terms of the Debentures         7
           2.2.   Authorization and Certain Terms of the Warrants           7
           2.3.   Authorization of the Common Stock                         8
           2.4.   Sale and Purchase of the Debentures                       8
           2.5.   Sale and Purchase of the Warrants                         9
           2.6.   Use of Proceeds                                           9

SECTION 3  Closing Date; Delivery                                           9
           3.1.   Closing Date                                              9
           3.2.   Delivery                                                  9

SECTION 4  Representations and Warranties of the Company                   10
           4.1.   Organization, Good Standing and Qualification            10
           4.2.   Capitalization                                           10
           4.3.   Subsidiaries.  Schedule 4.3                              11
           4.4.   Partnerships, Joint Ventures                             12
           4.5.   Authorization                                            12
           4.6.   Governmental Consents                                    12
           4.7.   Conformity with Law; Absence of Litigation               12
           4.8.   Insurance                                                13
           4.9.   Patents and Trademarks                                   13
           4.10.  Compliance with Other Instruments and Legal Requirements 13
           4.11.  Material Agreements; Action                              14
           4.12.  Registration Rights                                      14
           4.13.  Corporate Documents                                      15
           4.14.  Real Property                                            15
           4.15.  Tangible Personal Property                               16
           4.16.  Environmental Matters                                    16
           4.17.  Company SEC Reports and Financial Statements             17
           4.18.  Changes                                                  18
           4.19.  Employee Benefit Plans                                   19
           4.20.  Taxes                                                    22
           4.21.  Labor and Employment Matters                             22
           4.22.  No Pending Transactions                                  23
           4.23.  Disclosure                                               23
           4.24.  Minute Books                                             23
           4.25.  Brokers' Fees                                            23
           4.26.  Not an Investment Company                                23
           4.27.  Real Property Holding Company                            24
           4.28.  Litigation                                               24
           4.29.  Indebtedness                                             24

SECTION 5  Representations and Warranties of the Purchasers                24
           5.1.   Accredited Investor; Experience; Risk                    24
           5.2.   Authorization                                            25
           5.3.   Governmental Consents                                    25
           5.4.   Organization, Good Standing and Qualification            25

SECTION 6  Conditions to Closing of Purchasers                             26
           6.1.   Debenture and Warrant Closing                            26
           6.2.   Company Put Option Closing                               28

SECTION 7  Conditions to Closing of the Company                            30
           7.1.   Representations                                          30
           7.2.   Purchase Price                                           30
           7.3.   Certificate                                              30
           7.4.   State Securities Laws                                    30

SECTION 8  Covenants of the Company                                        30
           8.1.  Regulatory Matters                                        30
           8.2.   Accreditation and Certification in Future Acquisitions   31
           8.3.   Replacement of Debenture or Warrant                      31
           8.4.   Registration, etc.                                       31
           8.5.   Notice to Purchasers Upon an Event of Default            32
           8.6.   Proceeds from Qualified Public Offering                  32
           8.7.   Issuance of Warrant Shares                               32
           8.8.   Use of Proceeds                                          32
           8.9.   Restrictive Covenants                                    32

SECTION 9  Company Put Option                                              33
           9.1.   Company Put Option                                       33
           9.2.   Exercise of Company Put Option                           33

SECTION 10 Events of Default; Subordination                                34
           10.1.  Events of Default                                        34
           10.2.  Annulment of Defaults                                    36
           10.3.  Subordinate to Senior Indebtedness                       36

SECTION 11 Miscellaneous                                                   37
           11.1.  Amendment; Waiver                                        37
           11.2.  Notices                                                  37
           11.3.  Severability                                             38
           11.4.  Successors and Assigns                                   38
           11.5.  Survival of Representations, Warranties and Covenants    39
           11.6.  Entire Agreement                                         39
           11.7.  Choice of Law                                            39
           11.8.  Counterparts                                             39
           11.9.  Costs and Expenses                                       39
           11.10. No Third-Party Beneficiaries                             39
           11.11. Indemnification                                          40

SECURITIES PURCHASE AGREEMENT SIGNATURE PAGE                               42

Exhibit A  Initial Investment                                              43

Exhibit B  Registration Rights Agreement                                   44

Exhibit C  Investor Rights Agreement                                       45

Exhibit D  Form of Debenture                                               46

Exhibit E  Form of Warrant                                                 47

Exhibit F  Accreditation and State Licensure/Approval                      48

                  TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                         SECURITIES PURCHASE AGREEMENT


    SECURITIES PURCHASE AGREEMENT dated as of September 4,
1998 (this "Agreement"), is entered into by and among TOUCHSTONE
            ---------
APPLIED SCIENCE ASSOCIATES, INC., a Delaware corporation (the "Company"), CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P., a
 -------
limited partnership organized under the laws of the State of Delaware, and STRATEGIC ASSOCIATES, L.P., a limited partnership organized under the laws of the State of Delaware (each a "Purchaser" and collectively the "Purchasers").
 ---------                        ----------

    W I T N E S S E T H

          WHEREAS, the Company has issued and outstanding the shares of capital stock described in Section 4.2 hereof and the Company has reserved for issuance additional shares of capital stock upon the exercise of the outstanding convertible securities, including rights, options and warrants, identified in
Section 4.2; and

          WHEREAS, the Company proposes to issue and sell, and the Purchasers desire to purchase from the Company, severally and in the amounts set forth on Exhibit A hereto, debentures and
                            ---------
warrants of the Company and, upon exercise of the Company Put Option (as defined herein), shares of the Company's common stock, par value $.0001 per share, all on the terms and conditions set forth herein; and

          WHEREAS, as a condition precedent to closing under this Agreement and to induce the Purchasers into entering into this Agreement, the Company and the Purchasers shall have entered into
(i) a registration rights agreement (the "Registration Rights
                                          -------------------
Agreement") in the form attached hereto as Exhibit B and (ii) an
---------                                  ---------
investor rights agreement (the "Investor Rights Agreement") in
                                -------------------------
the form attached hereto as Exhibit C.
                            ---------

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:


                                  SECTION 1

                                 Definitions
                                 -----------

1.1.      Defined Terms.  The following terms are defined as follows:
          -------------

          "Affiliate" means, with respect to any Person, (i) any
           ---------
Person that holds direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person,
(ii) any brother, sister, parent, child or spouse of such Person or any Person described in clause (i), and (iii) any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such entity.

          "Benefit Arrangement" means any benefit arrangement,
           -------------------
obligation, custom, or practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, other than any obligation, arrangement, custom or practice that is an Employee Benefit Plan, including, without limitation, employment agreements, severance agreements, executive compensation arrangements, incentive programs or arrangements, sick leave, vacation pay, severance pay policies, plant closing benefits, salary continuation for disability, consulting, or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock option or purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, employee discounts, any plans subject to Section 125 of the Code, and any plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, or agents.

          "Company Put Option Percentage" shall mean the
           -----------------------------
percentage set forth on Exhibit A for each Purchaser which will
                        ---------
be multiplied by the number of Option Shares to determine such Purchaser's obligation with respect to the Company Put Option.

          "Code" means the Internal Revenue Code of 1986 (or any
           ----
successor thereto), as amended from time to time.

          "Common Stock" means the Common Stock, par value $.0001
           ------------
per share, of the Company.

          "Company Benefit Arrangement" means any Benefit
           ---------------------------
Arrangement sponsored or maintained by the Company or its Subsidiaries or with respect to which the Company or a Subsidiary has or may have any liability (whether actual, contingent, with respect to any of its assets or otherwise) as of the Closing
Date, in each case with respect to any present or former directors, employees, or agents of the Company or the Subsidiaries.

          "Company Plan" means, as of the Closing Date, any
           ------------
Employee Benefit Plan for which the Company or any Subsidiary is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) or any Employee Benefit Plan maintained by the Company or any Subsidiary or to which the Company or any Subsidiary is obligated to make payments, in each case with respect to any present or former employees of the Company or the Subsidiaries.


          "Employee Benefit Plan" has the meaning given in
           ---------------------
Section 3(3) of ERISA.

          "Environmental Law" means any applicable foreign,
           -----------------
federal, state or local statute, regulation, ordinance or rule of common law as now in effect in any way relating to the protection of human health and the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.), the
                                               -------
Hazardous Materials Transportation Act (49 U.S.C. App. 1801 et
                                                            --
seq.), the Resource Conservation and Recovery Act (42 U.S.C.
----
6901 et seq.), the Clean Water Act (33 U.S.C. 1251 et
                                                   --
seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), the Toxic
                                         -------
----
Substances Control Act (15 U.S.C. 2601 et seq.), the Federal
                                       -------
Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. 136 et
                                                          --
seq.), and the Occupational Safety and Health Act (29 U.S.C.
---
651 et seq.), regulations promulgated pursuant to these
    -------
statutes, and common law principles of tort liability.

          "ERISA" means the Employee Retirement Income Security
           -----
Act of 1974, as amended from time to time, and any regulation or rule issued thereunder.

          "ERISA Affiliate" means any Person that together with
           ---------------
the Company, would be or was at any time treated as a single employer under Section 414 of the Code or Section 4001 of ERISA and any general partnership of which the Company is or has been a general partner.

          "Exchange Act" means the Securities Exchange Act of
           ------------
1934, as amended.

          "GAAP" means generally accepted accounting principles.
           ----

          "Hazardous Material" means any substance, material or
           ------------------
waste that is regulated by the United States, the foreign jurisdictions in which the Company or its Subsidiaries conducts business, or any applicable state or local governmental authority including, without limitation, petroleum and its by-products, asbestos, and any material or substance that is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law.

          "Indebtedness" shall mean, as to any Person, all items
           ------------
that would, in conformity with generally accepted accounting principles, be classified as liabilities or contingent liabilities of such Person, but in any event including without limitation (a) all obligations under leases that have been, or under generally accepted accounting principles are required to be, capitalized, (b) all indebtedness endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse, and (c) all indebtedness in effect guaranteed, directly or indirectly, by such Person.

          "Knowledge" or derivations thereof shall mean
           ---------
information known or should have been known by the officers of the Company and each Subsidiary, and, with respect to Sections
4.19 and 4.21, each person who conducts human resource and employee benefits management functions for the Company or any Subsidiary, whether or not an officer of the Company or such Subsidiary.

          "Lien" means any lien, pledge, mortgage, deed of trust,
           ----
security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

          "Mildred Elley Business School" means the company which
           -----------------------------
operates the two proprietary post-secondary schools in Albany, New York and Pittsfield, Massachusetts.

          "Multiemployer Plan" means any Employee Benefit Plan
           ------------------
described in Section 3(37) of ERISA.

          "PBGC" means the Pension Benefit Guaranty Corporation
           ----
or any entity succeeding to any or all of its functions under ERISA.

          "Permits" means any approvals, authorizations,
           -------
consents, licenses, permits or certificates.

          "Person" means an individual, partnership, limited
           ------
liability company, corporation, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Qualified Plan" means any Employee Benefit Plan that
           --------------
meets, purports to meet, or is intended to meet the requirements of Section 401(a) of the Code.

          "Release" means any release, spill, emission, leaking,
           -------
pumping, injection, deposit, disposal, discharge, dispersal or leaching into the indoor or outdoor environment, or into or out of any property;

          "Remedial Action" means all actions to (x) clean up,
           ---------------
remove, treat or in any other way address any Hazardous Material;
(y) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (z) perform pre-remedial studies and investigations or post-remedial monitoring and care.

          "SEC" means the United States Securities and Exchange
           ---
Commission.

          "Securities Act" means the Securities Act of 1933, as
           --------------
amended.

          "Series A Preferred Stock" means the 1,500 shares of
           ------------------------
preferred stock, par value $.0001 per share, designated by the Company as Series A Preferred Stock in the Series A Certificate of Designation.

          "Series A Certificate of Designation" means the
           -----------------------------------
certificate of designation filed by the Company with the State of Delaware, Office of the Secretary of State, on March 24, 1995 setting forth the rights and preferences of the Series A
Preferred Stock.

          "Subsidiaries" means each corporation in which the
           ------------
Company owns or controls, directly or indirectly, capital stock or other equity interests representing at least 50% of the outstanding voting stock or other equity interests, including without limitation Beck Evaluation & Testing Associates, Inc., a New York corporation, and Modern Learning Press, Inc., a Delaware corporation.

          "Warrant Shares" means the shares of Common Stock
           --------------
issued or issuable upon exercise of the Warrants.

          "Welfare Plan" means any Employee Benefit Plan
           ------------
described in Section 3(1) of ERISA.

1.2.      Other Defined Terms.  The following terms shall have the
          -------------------
          meanings assigned to them in the identified Sections of this Agreement.

          "Agreement" as defined in the recitals to this Agreement.
           ---------

          "Balance Sheet" as defined in Section 4.17.
           -------------

          "Balance Sheet Date" as defined in Section 4.17.
           ------------------

          "Change of Control" as defined in Section 10.1(g).
           -----------------

          "Closing" as defined in Section 3.1.
           -------

          "Closing Date" as defined in Section 3.1.
           ------------

          "Company" as defined in the recitals to this Agreement.
           -------

          "Company Property" as defined in Section 4.14.
           ----------------

          "Company Put Option" as defined in Section 9.1.
           ------------------

          "Company SEC Reports" as defined in Section 4.17.
           -------------------

          "Debentures" as defined in Section 2.1(a).
           ----------

          "Existing Indebtedness" as defined in Section 10.3.
           ---------------------

          "Event of Default" as defined in Section 10.1.
           ----------------

          "Exercise Price" as defined in Section 2.2(b)(iii).
           --------------

          "Indemnified Party" as defined in Section 11.11(a).
           -----------------

          "Intellectual Property" as defined in Section 4.9.
           ---------------------

          "Investor Rights Agreement" as defined in the recitals
           -------------------------
          to this Agreement.

          "IRS" as defined in Section 4.19(b)(i).
           ---

          "Leased Properties" as defined in Section 4.14.
           -----------------

          "Loss" as defined in Section 11.11(a).
           ----

          "One Million Dollar Debt Basket" as defined in Section 10.1(i).
           ------------------------------

          "One Million Dollar Senior Debt Basket" as defined in
           -------------------------------------
          Section 10.3(c).

          "Option Notice" as defined in Section 9.2(a).
           -------------

          "Option Purchase Price" as defined in Section 9.1.
           ---------------------

          "Option Share Price" as defined in Section 9.1.
           ------------------

          "Option Shares" as defined in Section 9.1.
           -------------

          "Owned Properties" as defined in Section 4.14.
           ----------------

          "Personal Property Leases" as defined in Section 4.15.
           ------------------------

          "Purchasers" as defined in the recitals to this Agreement.
           ----------

          "Qualified Public Offering" as defined in Section 8.6.
           -------------------------

          "Real Property Leases" as defined in Section 4.14.
           --------------------

          "Registration Rights Agreement" as defined in the
           -----------------------------
          recitals to this Agreement.

          "Title II" as defined in Section 10.1(e).
           --------

          "Transaction Documents" as defined in Section 4.5.
           ---------------------

          "Warrants" as defined in Section 2.2.
           --------

1.3.      Other Definitional Provisions.  Any additional capitalized
          -----------------------------
          terms shall have the meanings assigned to them in the text of this Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural and vice versa.






                                  SECTION 2

              Authorization and Sale of the Company's Securities
              --------------------------------------------------

2.1.      Authorization and Certain Terms of the Debentures.
          -------------------------------------------------

          (a) At Closing, the Company will have authorized the issuance and sale to the Purchasers of debentures in the form attached hereto as Exhibit D (the "Debentures") in the aggregate
                   ---------       ----------
original principal amount of Four Million Dollars ($4,000,000). The Debentures shall be repayable at the times and under the terms and conditions specified herein and therein.

          (b) All principal, interest and amounts outstanding under the Debentures shall be due and payable in full on the fifth (5th) anniversary date of the Closing Date (the "Maturity
                                                       --------
Date").  The Debentures shall bear interest at an annual rate of
----
eight percent (8%). Accrued and unpaid interest shall be due and payable quarterly in arrears on the last day of each January, April, July and October until repaid in full. The Debentures may be prepaid or redeemed, in whole or in part (in minimum denominations equal to one-fourth of the original principal amount), by the Company prior to maturity, without penalty, with twenty-five (25) days prior written notice thereof to the Purchaser. The Debentures must be prepaid in full upon: (i) the occurrence or existence of an Event of Default or (ii) the consummation of a Qualified Public Offering. Payments of principal and interest on the Debentures shall be made in U.S. dollars directly by wire transfer to an account designated by the Purchaser in immediately available funds by written notice to the Company or by check duly mailed or delivered to the Purchaser at its address set forth in Section 11.2 of this Agreement. Except as set forth in Section 11.4, the Debentures (and any rights of the Purchaser hereunder or related thereto) are non-transferable except to a person or entity controlled by, or under common control with, the Purchaser. No sinking fund or similar provision shall be required to fund payment of principal or interest under the Debentures. Except as set forth in Section 10.3, the Debentures shall rank senior to or PARI PASSU to all other Indebtedness of the Company whether now outstanding or hereafter incurred.

2.2.      Authorization and Certain Terms of the Warrants.
          -----------------------------------------------

          (a) At Closing, the Company will have authorized the issuance and sale to the Purchasers of warrants, substantially in the form of Exhibit E hereto (the "Warrants"), which in the
            ---------              --------
aggregate entitle the Purchasers to acquire 2,760,918 shares of the Company's Common Stock, which constitutes on the Closing Date and giving effect to the transactions contemplated hereby, twenty percent (20%) of the Company's issued and outstanding capital stock on a fully diluted basis. The Company has reserved a sufficient number of shares of Common Stock for issuance upon exercise of the Warrants.

          (b) The Warrants contain the following terms and conditions:

             (i)   Except as set forth below in Section 2.2(b)(ii),
     the date on which the registered holder of the Warrant (the "Holder")
                                                                  ------
     may first elect to exercise all or part of each Warrant is:

                  (A)  the Closing Date with respect to Warrant No. 1;

                  (B)  the Closing Date with respect to Warrant No. 2;

                  (C) the eighteen (18) month anniversary date of the Closing Date with respect to Warrant No. 3; and


                  (D) the eighteen (18) month anniversary date of the Closing Date with respect to Warrant No. 4.

             (ii) Each of the Warrants shall become immediately exercisable upon the occurrence or existence of an Event of Default (the earlier of the applicable date in Paragraph (i) above and the date of the occurrence or existence of an Event of Default shall be referred to as such Warrant's "Effective Date").
      --------------

             (iii) Each Warrant shall be exercisable, in
     whole or in part, for a period of five (5) years, subject to
     Section 2.6 of the Warrant, from the Effective Date of that Warrant (such period being referred to as the "Exercise
                                                    --------
     Period") and entitles the Holder to purchase the number of
     ------
     shares of the Company's Common Stock indicated in such Warrant at an exercise price of $0.35 per share, as adjusted pursuant to Section 3.3 of the Warrant (the "Exercise
                                                  --------
     Price").
     -----

          (c) If the Company satisfies all obligations under the Debentures and hereunder (including without limitation paying in full all principal and accrued interest) prior to the Effective Date of a Warrant, then each such Warrant which is not yet effective shall immediately and automatically terminate and thereafter be null and void AB INITIO. Satisfaction of all obligations under the Debentures and hereunder by the Company on or after the Effective Date of a Warrant shall not affect such Warrant, which shall remain in full force and effect until the earlier of the exercise of the Warrant in full or the termination of the Exercise Period.

          (d) During each Warrant's Exercise Period, such Warrant may be exercised in whole or in part by payment in cash, bank cashier's check, certified check, or, at the option of the Purchaser, by reduction in the principal amount of the Debenture (or forgiveness of any accrued and unpaid interest thereon), in an amount equal to the product of (i) the Exercise Price multiplied by (ii) the number of Warrant Shares being purchased.

2.3.      Authorization of the Common Stock.  At Closing, the Company
          ---------------------------------
          will have authorized: (i) the issuance and sale to the Purchasers of Common Stock upon the exercise of the Company Put Option as set forth in Section 9; and (ii) the issuance to the Purchasers of the Warrant Shares.

2.4.      Sale and Purchase of the Debentures.  In reliance on the
          -----------------------------------
          representations and warranties of the Company contained herein and subject to the terms and conditions hereof, at the Closing, the Purchasers agree to purchase from the Company, severally and in the amounts set forth on Exhibit A
                                                             ---------
          hereto, and the Company agrees to sell to the Purchasers Debentures in an aggregate original principal amount of FOUR MILLION DOLLARS ($4,000,000).

2.5.      Sale and Purchase of the Warrants.  As additional
          ---------------------------------
          consideration for purchasing the Debentures, the Company agrees to issue to the Purchasers, severally and in the amounts set forth on Exhibit A hereto, Warrants to acquire
                               ---------
          an aggregate of 2,760,918 shares of the Company's Common Stock, which represents 20% of the issued and outstanding capital stock of the Company at the Closing Date on a fully diluted basis (assuming, without limitation, the exercise of all warrants and options held by and distributed to the Company's agents and management, and after giving effect to the transactions contemplated by this Agreement).

2.6.      Use of Proceeds.  The Company agrees to use the proceeds
          ---------------
          from the sale of the Debentures to acquire the Mildred Elley Business School. With the prior written consent of the Purchasers, the Company may use a portion of the proceeds hereunder solely for other acquisitions of comparable educational institutions or entities which have been approved by the Purchasers.


                                  SECTION 3

                          Closing Date; Delivery
                          ----------------------

3.1.      Closing Date.
          ------------

          (a) The closing of the purchase and sale of the Debentures and Warrants (the "Closing") shall be held at the
                              -------
offices of Christy & Viener, 620 Fifth Avenue, New York City, on such date and at such place as the Purchasers and the Company shall mutually agree (the date of the Closing being referred to herein as the "Closing Date").
               ------------

          (b)  The closing of the purchase and sale of the Common
Stock pursuant to the Company Put Option set forth in Section 9 shall be at such time, date and location as agreed to by the parties.

3.2.      Delivery.
          --------

          (a) At the Closing, the Company shall deliver to each Purchaser certificates evidencing the Debentures and Warrants being purchased by it registered in such Purchaser's name against delivery to the Company of payment in an amount equal to the full purchase price of the Debentures and Warrants being purchased by such Purchaser in U.S. Dollars by wire transfer to an account designated by the Company. The parties shall also deliver the other documents, certificates and instruments required under this Agreement.

          (b) At the closing of the Company Put Option, the Company shall deliver to each Purchaser a certificate or certificates evidencing the Option Shares being purchased by it registered in such Purchaser's name against delivery to the Company of payment in an amount equal to the full purchase price of the Option Shares being purchased by such Purchaser in U.S. Dollars by wire transfer to an account designated by the Company. The parties shall also deliver the other documents, certificates and instruments required under this Agreement.


                                  SECTION 4

                Representations and Warranties of the Company
                ---------------------------------------------

     The Company hereby represents and warrants to, and agrees with, the Purchasers as follows:

4.1.      Organization, Good Standing and Qualification.  Each of the
          ---------------------------------------------
          Company and its Subsidiaries (i) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business,
          (iii) is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect on the business or financial condition of the Company and its Subsidiaries taken as a whole. The Company and its Subsidiaries have the corporate power and authority and are in possession of all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders to (i) own, lease and operate its properties and to carry on its business as now being conducted, and (ii) with respect to the Company, execute and deliver this Agreement and the documents and instruments contemplated hereby and to consummate the transactions contemplated hereby, except to the extent of additional approvals required in connection with the acquisition of the Mildred Elley Business School.

4.2.      Capitalization.
          --------------

          (a) The authorized capital stock of the Company consists of 25,000,000 shares, of which 20,000,000 shares are common stock, par value $.0001 per share ("Common Stock"). There
                                           ------------
are 8,567,222 shares of Common Stock issued and outstanding. No shares of Common Stock are held in treasury. There are authorized 5,000,000 shares of Preferred Stock, par value $.0001 per share (the "Preferred Stock"), of which 1,500 shares have
                ---------------
been designated as Series A Preferred Stock. There are 1,500 shares of Series A Preferred Stock issued and outstanding. In connection with the transactions set forth herein, the Company intends to issue to management options to acquire an aggregate of 277,500 shares of Common Stock at an exercise price per share equal to the closing market price per share on the date of issuance, which shall be the later of November 1, 1998 or the Closing Date. Except as set forth above, there are no shares of capital stock of the Company authorized or, as of the date hereof, issued or outstanding. The issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable.

          (b)  Except as listed on Schedule 4.2, there are
                                   ------------
outstanding (a) no shares of capital stock or other voting stock of the Company, (b) no securities of the Company, any Subsidiary or any Person convertible into or exchangeable for shares of capital stock or voting securities of the Company, (c) no options, warrants or other rights to acquire from the Company or any Subsidiary (including any rights issuable or issued under any shareholder rights plan or similar arrangement), and no obligations, contingent or otherwise, of the Company or any Subsidiary to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or any Subsidiary, (d) no equity equivalent in the earnings or ownership of the Company, any Subsidiary or any Person or any similar rights to share earnings or ownership and (e) no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of its securities or to make any investment (by loan, capital contribution or
otherwise) in any entity or Person.   Except as set forth on
Schedule 4.2, the Company has no employee stock purchase plans,
------------
stock option plans or other form of company benefit plan which provides for the issuance, exchange or distribution of capital stock. All outstanding options, rights and warrants have been duly and validly issued and are in full force and effect. All shares of capital stock subject to issuance upon exercise of any options, rights or warrants or otherwise, upon issuance pursuant to the instruments under which they are issuable, shall be duly authorized, validly issued, fully paid and non-assessable and free of all preemptive rights. No outstanding options, warrants or other securities exercisable for or convertible into shares of capital stock of the Company require anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

          (c) The Company has reserved for issuance 2,760,918 shares of Common Stock upon exercise of the Warrants. The shares of Common Stock to be issued pursuant to Section 9 of this Agreement, upon delivery to the Purchasers of certificates therefor against payment in accordance with the terms of this Agreement and the Warrant Shares (i) will be validly issued, fully paid and non-assessable, (ii) will be free and clear of all Liens, except for restrictions on transfer under federal and applicable state securities laws, and (iii) assuming that the representations of the Purchasers in Section 5 hereof are true and correct, will be issued in compliance with all applicable federal and state securities laws.

4.3.      Subsidiaries.  Schedule 4.3 sets forth a complete and
          ------------   ------------
          accurate list of all Subsidiaries of the Company, showing
          (as to each such Subsidiary) the date of its incorporation, the jurisdiction of its incorporation, the number of shares of its authorized capital stock, the number and class of shares thereof duly issued and outstanding, the names of all stockholders of such Subsidiaries and the number and percentage of the outstanding shares of each such class owned, directly or indirectly, by all such stockholders, including the Company. At Closing, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary, is owned by the Company, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including restrictions on the right to vote), except as disclosed on Schedule 4.3.  All outstanding shares
                                 ------------
          of the capital stock of the Company and any Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are free of any preemptive rights. There are no outstanding securities of any Subsidiary convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of any Subsidiary, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating any Subsidiary to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any shares of capital stock of any Subsidiary, except as disclosed on Schedule 4.3.
                                                          ------------

4.4.      Partnerships, Joint Ventures.  Schedule 4.4 sets forth a
          ----------------------------   ------------
          complete and accurate list of all partnerships, limited partnerships, limited liability companies or joint venture of any kind in which the Company or any Subsidiary holds any interests, showing the date of its incorporation, the jurisdiction of its incorporation, the number of shares of its authorized capital stock, the number and class of shares thereof duly issued and outstanding, the names of all stockholders (or other equity interest holders) of such entity and the number and percentage of the outstanding shares or interests of each such class owned, directly or indirectly, by all such stockholders, including the Company. At Closing, such capital stock of, or other ownership interests in, each entity as set forth in Schedule 4.4 is
                                                    ------------
          owned by the Company, directly or indirectly, free and clear of any Lien or any other limitation or restriction
          (including restrictions on the right to vote).   Except as
          set forth on Schedule 4.4, the Company is not a party to, and does not hold, any equity interests in any partnership, limited partnership, limited liability company or other joint venture of any kind.

4.5.      Authorization.  The Company has all requisite corporate
          -------------
          power and authority to execute and deliver this Agreement and each agreement, document or instrument adopted, entered into or delivered by it as contemplated herewith (the "Transaction Documents") and to perform its obligations
           ---------------------
          hereunder and thereunder. The execution, delivery and performance of the Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate, including stockholder (if required), action on the part of the Company. Each Transaction Document to which the Company is a party has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.6.      Governmental Consents.  No consent, approval, order or
          ---------------------
          authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the valid execution and delivery by the Company of the Transaction Documents to which it is a party, or the consummation by the Company of the transactions contemplated by the Transaction Documents to which it is a party, except for (i) filings pursuant to federal or state securities laws, and (ii) the filing of registration statements with the SEC and any applicable state securities commission.

4.7.      Conformity with Law; Absence of Litigation.  To the
          ------------------------------------------
          Company's Knowledge, none of the Company or its Subsidiaries has violated any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it which would have a material adverse effect on the business or financial condition of the Company and its Subsidiaries taken as a whole. Except as set forth on Schedule 4.7, there are no
                                         ------------
          claims, actions, suits, proceedings or investigations pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or its Subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

4.8.      Insurance.  Schedule 4.8 sets forth a complete and
          ---------   ------------
          accurate list of all material policies of insurance covering the Company, its Subsidiaries and any of their respective employees, properties or assets, including, without limitation, policies of life, disability, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance. All such policies are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of the Company and its Subsidiaries. None of the Company or any of its Subsidiaries is in default of any policies of insurance. None of the Company or any of its Subsidiaries has been refused insurance or had any policy of insurance terminated (other than at its request).

4.9.      Patents and Trademarks.  The Company and its Subsidiaries
          ----------------------
          have sufficient title and ownership of (or rights under license agreements to use) all patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights and processes ("Intellectual Property") necessary for
                                 ---------------------
          their businesses.  Except as set forth on Schedule 4.9,
                                                    ------------
          there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights and processes of any other Person. A list of all patents, patent applications, registered trademarks, trademark applications, registered copyrights and copyright applications owned by the Company or any of its Subsidiaries is set forth on Schedule 4.9.
                                                     ------------
          Within the past five years, the Company has not received any communications alleging that the Company or any of its Subsidiaries has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights and processes of any other Person, nor does the Company have Knowledge of any such violations.

4.10.     Compliance with Other Instruments and Legal Requirements.
          --------------------------------------------------------

          (a) None of the Company or any of its Subsidiaries is in violation or default of any provisions of its certificate of incorporation, by-laws, or comparable organizational documents. None of the Company or any of its Subsidiaries is in violation or default in any respect under any provision, instrument, judgment, order, writ, decree, contract or agreement to which it is a party or by which it is bound or of any provision of any federal, state or local statute, rule or regulation applicable to the Company or any of its Subsidiaries (including, without limitation, any law, rule or regulation relating to protection of the environment and the maintenance of safe and sanitary premises) that would have a material adverse effect on the Company and its Subsidiaries taken as a whole. The execution, delivery and performance by the Company of each Transaction Document and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under or give rise to any obligations under, the certificate of incorporation or by-laws of the Company, or any note, bond, mortgage, indenture, lease, license, permit, contract, agreement or other instrument or obligation, decree or order to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or its properties or assets is or may be bound, or to the Knowledge of the Company violate any law, order, rule or regulation applicable to the Company or any Subsidiary, and does not require any consent, waiver or approval thereunder, or constitute an event that results in the creation of any Lien upon any assets of the Company or any of its Subsidiaries.

          (b)  The Company and its Subsidiaries have all material
Permits of all governmental entities required to conduct their respective businesses as currently conducted.

          (c) The transactions contemplated by this Agreement and the Transaction Documents will not constitute a change of control under any Employee Benefit Plan, rights plan, contract or agreement to which it is a party.

4.11.     Material Agreements; Action.  Except as set forth on
          ---------------------------
          Schedule 4.11, there are no material contracts,
          -------------
          agreements, commitments, understandings or proposed transactions, whether written or oral, to which the Company or any of its Subsidiaries is a party or by which it is bound that involve or relate to: (i) any of their respective officers, directors, stockholders (or other equity interest holder) or partners or any Affiliate thereof; (ii) the sale of any of the assets of the Company or any of its Subsidiaries other than in the ordinary course of business; (iii) covenants of the Company or any of its Subsidiaries not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with the Company or any of its Subsidiaries in any line of business or in any geographical area;
          (iv) the acquisition by the Company or any of its Subsidiaries of any operating business or the capital stock of any other Person; (v) the borrowing of money;
          (vi) the expenditure of more than $50,000 in the aggregate or the performance by the Company or any Subsidiary extending for a period more of than one year from the date hereof, other than in the ordinary course of business, or (vii) the license of any Intellectual Property or other material proprietary right to or from the Company or any of its Subsidiaries. There have been made available to the Purchasers and its representatives true and complete copies of all such agreements. All such agreements are in full force and effect and are the legal, valid and binding obligation of the Company or its Subsidiaries, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). None of the Company or any of its Subsidiaries is in default under any such agreements nor, to the Knowledge of the Company, is any other party to any such agreements in default thereunder in any material respect.

4.12.     Registration Rights.  Except as set forth in the
          -------------------
          Registration Rights Agreement and except as set forth
          on Schedule 4.12, the Company has not granted or agreed
             -------------
          to grant any registration rights, including piggyback registration rights, to any Person.

4.13.     Corporate Documents.  True and correct copies of the
          -------------------
          certificate of incorporation and the by-laws of the Company, as amended and as are currently in effect, have been delivered to the Purchasers.

4.14.     Real Property.
          -------------

          (a)  Schedule 4.14(a) sets forth a complete list of all
               ----------------
real property and interests in real property owned (the "Owned
                                                         -----
Properties") or leased (the "Leased Properties") by the Company
----------                   -----------------
and its Subsidiaries as lessee or lessor (the Leased Properties together with the Owned Properties, being referred to herein individually as a "Company Property" and collectively as the
                   ----------------
"Company Properties").  The Company Property constitutes all
 ------------------
interests in real property currently used or currently held for use in connection with the businesses of the Company and its Subsidiaries and which are necessary for the continued operation of the businesses of the Company and its Subsidiaries as such businesses are currently conducted. The Company and its Subsidiaries have a valid and enforceable leasehold interest under each of the leases for Leased Property (the "Real Property
                                                   -------------
Leases"), and none of the Company or any of its Subsidiaries has
------
received any written notice of any default or event which, with notice or lapse of time, or both, would constitute a default by the Company or any of its Subsidiaries under any of the Real Property Leases. All of the Company Property, buildings, fixtures and improvements thereon owned or leased by the Company and its Subsidiaries are in good operating condition and repair (subject to normal wear and tear). The Company has delivered or otherwise made available to the Purchasers true, correct and complete copies of the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto.

          (b) The Company and its Subsidiaries have all certificates of occupancy and Permits of any governmental body necessary or useful for the current use and operation of each Company Property, and the Company and its Subsidiaries have fully complied with all conditions of the Permits applicable to them. No default or violation, or event which, with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any such Permit.

          (c) There does not exist any actual, or to the Knowledge of the Company, threatened or contemplated, condemnation or eminent domain proceedings that affect any Company Property or any part thereof, and none of the Company or any of its Subsidiaries has received any notice, oral or written, of the intention of any governmental body or other Person to take or use all or any part thereof.

          (d) None of the Company or any of its Subsidiaries has received any written notice from any insurance company that has issued a policy with respect to any Company Property requiring performance of any structural or other repairs or alterations to such Company Property.

          (e) None of the Company or any of its Subsidiaries owns or holds, and is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

4.15.     Tangible Personal Property.
          --------------------------

          (a)  Schedule 4.15(a) sets forth all leases of tangible
               ----------------
personal property ("Personal Property Leases") involving annual
                    ------------------------
payments in excess of $15,000 relating to tangible personal property used in the business of the Company and its Subsidiaries or to which the Company or any of its Subsidiaries is a party or by which the properties or assets of the Company or any of its Subsidiaries is bound. The Company has delivered or otherwise made available to the Purchasers true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements, if any, thereto.

          (b) Each of the Company and its Subsidiaries has a valid leasehold interest under each of the Personal Property Leases under which it is a lessee, and there is no default under any Personal Property Lease by the Company or any of its Subsidiaries, by any other party thereto, and no event has occurred which, with the lapse of time or the giving of notice or both would constitute a default thereunder.

          (c)  Except as set forth on Schedule 4.15(c), each of
                                      ----------------
the Company and its Subsidiaries has good and marketable title to all of the items of tangible personal property reflected in the balance sheets referred to in Section 4.17 (except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice), free and clear of any and all Liens. All such items of tangible personal property that, individually or in the aggregate, are material to the operation of the business of the Company and its Subsidiaries are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

          (d) All of the items of tangible personal property used by the Company and its Subsidiaries under the Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

4.16.     Environmental Matters.
          ---------------------

          Except as set forth on Schedule 4.16:
                                 -------------

          (a) The operations of each of the Company and its Subsidiaries are in material compliance with all applicable
Environmental Laws and all Permits issued pursuant to Environmental Laws or otherwise;

          (b) Each of the Company and its Subsidiaries has obtained all Permits required under all applicable Environmental
Laws necessary to operate its business;

          (c) None of the Company or any of its Subsidiaries is the subject of any outstanding written order, agreement or arrangement with any governmental authority or Person respecting
(i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material;

          (d) None of the Company or any of its Subsidiaries has received any written communication alleging either or both that the Company or any of its Subsidiaries may be in violation of any Environmental Law, or any Permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law;

          (e) At Closing, none of the Company or any of its Subsidiaries has any current contingent liability in connection with any Release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site) and has no reason to believe that such contingent liability exists;

          (f) The Company has no Knowledge of any investigations of the business, operations, or currently or previously owned, operated or leased property of the Company or any of its Subsidiaries pending or, to its Knowledge, threatened that could lead to the imposition of any liability pursuant to Environmental Law;

          (g) There is not located at any of the properties owned or operated, or to the knowledge of the Company, leased by the Company or any of its Subsidiaries any (i) underground storage tanks, (ii) asbestos-containing material, (iii) equipment containing polychlorinated biphenyls, (iv) Hazardous Materials located at any Company Property (other than for Hazardous Materials used or stored by the Company or any Subsidiary in the ordinary course of business and in material compliance with applicable Environmental Laws and Permits); and

          (h) The Company has provided to the Purchasers all environmentally related audits, studies, reports, analyses and results of investigations, if any, that have been performed with respect to the currently or previously owned, leased or operated properties of the Company or any of its Subsidiaries.

4.17.     Company SEC Reports and Financial Statements.
          --------------------------------------------

          (a) The Company has made available to Purchasers true and complete copies of all periodic reports, statements and other documents that the Company has filed with the SEC under the Exchange Act since January 1, 1996 (collectively, the "Company
                                                       -------
SEC Reports"), each in the form (including exhibits and any
-----------
amendments thereto) required to be filed with the SEC. As of their respective dates, each of the Company's SEC Reports (i) complied in all respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, respectively, (ii) were filed in a timely manner, and (iii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) The audited consolidated financial statements of the Company (including any related notes and schedules thereto) included in its Annual Report on Form 10-KSB for the fiscal year ended October 31, 1997 (the "Balance Sheet Date"), are accurate
                             ------------------
and complete and present fairly, in conformity with GAAP applied on a consistent basis throughout the periods involved (except as may be noted therein), and in conformity with the SEC's Regulation S-X, the consolidated financial position of the Company and its consolidated subsidiaries as of its date and the consolidated results of operations and changes in financial position for the period then ended.

          (c) None of the Company or any of its Subsidiaries has incurred any liability or obligation of any nature whatsoever (whether due or to become due, accrued, fixed, contingent, liquidated, unliquidated or otherwise) that would be required by GAAP to be accrued on, reflected on, or reserved against it, on a consolidated balance sheet (the "Balance Sheet") (or in the
                                 -------------
applicable notes thereto) of the Company or any of its Subsidiaries prepared in accordance with GAAP consistently applied as of the date and for the period required.

4.18.     Changes.  Except as set forth on Schedule 4.18, since
          -------                          -------------
          October 31, 1997, there has not been:

          (a) any change, by itself or together with other changes, that has affected adversely, or is likely to affect adversely, the assets, liabilities, financial condition or operating results of the Company or any of its Subsidiaries, except changes in the ordinary course of business;

          (b) any material damage, destruction or loss, whether or not covered by insurance;

          (c)  any waiver by the Company or any of its
Subsidiaries of a valuable right or of a debt owed to it outside of the ordinary course of business;

          (d) any satisfaction or discharge of any Lien or prepayment of any obligation by the Company or any of its Subsidiaries, other than in the ordinary course of business;

          (e) any change or amendment to a contract or arrangement by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound or subject;

          (f) other than in the ordinary course of business, any material increase in excess of $35,000 annually in any compensation arrangement or agreement with any employee of the Company or any of its Subsidiaries receiving compensation;

          (g) any events or circumstances that otherwise could reasonably be expected, individually or in the aggregate, to have a material adverse effect on the Company and its Subsidiaries taken as a whole; and

          (h)  none of the Company or any of its Subsidiaries has
(i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock or equity interests, (ii) incurred any Indebtedness for money borrowed in excess of $15,000, excluding trade payables incurred in the ordinary course of business, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses not exceeding $15,000, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights for consideration in excess of $15,000 in any one transaction or series of related transactions other than in the ordinary course of business.

4.19.     Employee Benefit Plans.
          ----------------------

          (a)  Schedule 4.19(a) contains a complete and accurate
               ----------------
list of all Company Plans and Company Benefit Arrangements.
Schedule 4.19(a) specifically identifies all Company Plans (if
----------------
any) that are Qualified Plans.

          (b)  With respect, as applicable, to Employee Benefit
Plans and Benefit Arrangements:

             (i)   true, correct, and complete copies of all
     of the following documents with respect to each Company Plan and Company Benefit Arrangement, to the extent applicable, have been delivered to the Purchasers: (A) all documents constituting the Company Plans and Company Benefit Arrangements, including, but not limited to, trust agreements, insurance policies, service agreements, and formal and informal amendments thereto; (B) the most recent Forms 5500 or 5500 C/R and any financial statements attached thereto for the prior three years; (C) the most recent Internal Revenue Service (the "IRS") determination letter
                                    ---
     and the latest IRS determination letter that covered the qualification of the entire Company Plan (if different), and copies of the materials submitted by the Company to obtain those letters; (D) the most recent summary plan descriptions ; (E) the most recent written descriptions of all non-written agreements relating to any such plan or arrangement (if such documents or writings exist), (F) all reports submitted within the four years preceding the date of this Agreement by third-party administrators, actuaries, investment managers, consultants, or other independent contractors; (G) all notices that were given to the Company within the three years preceding the date of this Agreement by the IRS, Department of Labor, or any other governmental agency or entity with respect to any plan or arrangement; and (H) employee manuals or handbooks containing personnel or employee relations policies;

             (ii) neither the Company nor any Subsidiary has ever maintained, contributed to, or been obligated to contribute to any Qualified Plan.

             (iii) the Company and the Subsidiaries have never sponsored or maintained, had any obligation to sponsor or maintain, or had any liability (whether actual or contingent, with respect to any of its assets or otherwise) with respect to any Employee Benefit Plan subject to
     Section 302 of ERISA or Section 412 of the Code or Title IV of ERISA (including any Multiemployer Plan);

             (iv) each Company Plan and each Company Benefit Arrangement has been operated in material compliance with its constituent documents and with all applicable provisions of the Code, ERISA and other laws, including federal and state securities laws;

             (v)   there are no pending claims or lawsuits
     by, against, or relating to any Employee Benefit Plans or Benefit Arrangements that are Company Plans or Company Benefit Arrangements that would, if successful, result in material liability of the Company, and no claims or lawsuits have been asserted, instituted or to the Company's Knowledge threatened by, against, or relating to any Company Plan or Company Benefit Arrangement, against the assets of any trust or other funding arrangement under any such Company Plan, by or against the Company or the Subsidiaries with respect to any Company Plan or Company Benefit Arrangement, or by or against the plan administrator or any fiduciary of any Company Plan or Company Benefit Arrangement, and the Company and the Subsidiaries do not have Knowledge that could form the basis for any such claim or lawsuit. The Company Plans and Company Benefit Arrangements are not presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, Department of Labor, or any other governmental agency or entity;

             (vi)  no Company Plan or Company Benefit
     Arrangement contains any provision or is subject to any law that would prohibit the transactions contemplated by this Agreement or that would give rise to any vesting of benefits, severance, termination, or other payments or liabilities as a result of the transactions contemplated by this Agreement;

             (vii) with respect to each Company Plan, there has occurred no non-exempt "prohibited transaction" (within the meaning of Section 4975 of the Code) or transaction prohibited by Section 406 of ERISA or breach of any fiduciary duty described in Section 404 of ERISA that would, if successful, result in any liability for the Company or any officer, director, or employee of the Company;

             (viii) all reporting, disclosure, and notice requirements of ERISA and the Code have been fully and completely satisfied with respect to each Company Plan and each Company Benefit Arrangement;

             (ix)   all amendments and actions required to
     bring the Company Benefit Plans into conformity with the applicable provisions of ERISA, the Code, and other applicable laws have been made or taken except to the extent such amendments or actions (A) are not required by law to be made or taken until after the Closing Date and (B) are disclosed on Schedule 4.19(b)(ix);
                  --------------------

             (x) payment has been made of all amounts that the Company and each Subsidiary is required to pay as contributions to the Company Benefit Plans as of the last day of the most recent fiscal year of each of the plans ended before the date of this Agreement; all benefits accrued under any unfunded Company Plan or Company Benefit Arrangement will have been paid, accrued, or otherwise adequately reserved in accordance with GAAP as of the Balance Sheet Date; and all monies withheld from employee paychecks with respect to Company Plans have been transferred to the appropriate plan within 30 days of such withholding;

             (xi)   except as disclosed on Schedule
                                           --------
     4.19(b)(xi), the Company and the Subsidiaries have not
     -----------
     prepaid or prefunded any Welfare Plan through a trust, reserve, premium stabilization, or similar account, nor do they provide benefits through a voluntary employee beneficiary association as defined in Section 501(c)(9);

             (xii) no statement, either written or oral, has been made by the Company or any Subsidiaries to any Person with regard to any Company Plan or Company Benefit Arrangement that was not in accordance with the Company Plan or Company Benefit Arrangement and that would result in a material adverse economic consequence to the Company or the Subsidiaries;

             (xiii) the Company and the Subsidiaries have no liability (whether actual, contingent, with respect to any of its assets or otherwise) with respect to any Employee Benefit Plan or Benefit Arrangement that is not a Company Benefit Arrangement or with respect to any Employee
     Benefit Plan sponsored or maintained (or which has been or should have been sponsored or maintained) by any ERISA Affiliate;

             (xiii) all group health plans of the Company and its ERISA Affiliates have been operated in material compliance with the requirements of Sections 4980B (and its predecessor) and 5000 of the Code; and

             (xiv)  no employee or former employee of the
     Company or beneficiary of any such employee or former employee is, by reason of such employee's or former employee's employment, entitled to receive any benefits, including, without limitation, death or medical benefits (whether or not insured) beyond retirement or other termination of employment as described in Statement of Financial Accounting Standards No. 106, other than (i) death or retirement benefits under a Qualified Plan, (ii) deferred compensation benefits accrued as liabilities on the Closing Statement or (iii) continuation coverage mandated under
     Section 4980B of the Code or other applicable law.

          (c)  Schedule 4.19(c) hereto sets forth an accurate
               ----------------
list, as of the date hereof, of all officers, directors, and key employees of the Company and lists all employment agreements with such officers, directors, and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus, and other compensation respectively) of each such Person as of (a) October 31, 1997 and (b) the date hereof.

          (d)  Except as set forth in Schedule 4.19(d), the
                                      ----------------
Company has not declared or paid any bonus compensation in contemplation of the transactions contemplated by this Agreement.

4.20.     Taxes.  All federal, state and local and foreign tax
          -----
          returns, reports and statements required to be filed by the Company and its Subsidiaries have been filed or have been caused to be filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed and all such returns, reports and statements are true, complete and correct in all respects. All taxes, charges and other impositions due and payable by the Company and its Subsidiaries have been paid in full on a timely basis except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books and records of the Company or Subsidiary in accordance with GAAP. The provision for taxes of each of the Company and its Subsidiaries is sufficient for all unpaid taxes, charges and other impositions of any nature due or accrued as of the date thereof, whether or not assessed or disputed. Proper and accurate amounts have been withheld by the Company and its Subsidiaries from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies. Except as set forth on Schedule
                                                         --------
          4.20, the Company has not received notice of any audit
          ----
          or of any proposed deficiencies from any governmental authority, and no controversy with respect to taxes of any type is pending or to its Knowledge threatened. Except for routine filing extensions granted as a matter of right under applicable law, none of the Company or any of its Subsidiaries has executed or filed with the IRS or any other governmental authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes, charges or other impositions. None of the Company or any of its Subsidiaries has agreed or is required to make any adjustment under
          Section 481(a) of the Code by reason of a change in accounting method or otherwise. Further, none of the Company or any of its Subsidiaries has any obligation under any tax-sharing agreement.

4.21.     Labor and Employment Matters.  With respect to
          ----------------------------
          employees of and service providers to the Company and the Subsidiaries: (a) the Company and the Subsidiaries are and have been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and have not and are not engaged in any unfair labor practice; (b) there is not now, nor within the past three years has there been, any unfair labor practice complaint against the Company or any Subsidiary pending or, to the Company's or any Subsidiary's Knowledge, threatened before the National Labor Relations Board or any other comparable authority; (c) there is not now, nor within the past three years has there been, any labor strike, slowdown or stoppage actually pending or, to the Company's or any Subsidiary's Knowledge, threatened against or directly affecting the Company or any Subsidiary; (d) to the Company's or any Subsidiary's Knowledge, no labor representation organization effort exists nor has there been any such activity within the past three years; (e) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the Company's or any Subsidiary's Knowledge, no claims therefor exist or have been threatened; (f) the employees of the Company and the Subsidiaries are not and have never been represented by any labor union, and no collective bargaining agreement is binding and in force against the Company or any Subsidiary or currently being negotiated by the Company or any Subsidiary; and (g) all Persons classified by the Company or its Subsidiaries as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and the Company and its Subsidiaries have fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

4.22.     No Pending Transactions.  Except for the transactions
          -----------------------
          contemplated by this Agreement, neither the Company nor any Subsidiary is a party to or bound by or the subject of any agreement, undertaking, commitment or discussions or negotiations with any Person that could result in (i) the sale, merger, consolidation or recapitalization of the Company or any Subsidiary,
          (ii) the sale of all or substantially all of the assets of the Company or any Subsidiary, or (iii) a change of control of more than five percent of the outstanding capital stock of the Company or any Subsidiary.

4.23.     Disclosure. All written agreements, lists, schedules,
          ----------
          instruments, exhibits, documents, certificates, reports, statements and other writings furnished to the Purchasers pursuant hereto or in connection with this Agreement or the transactions contemplated hereby, are and will be complete and accurate in all material respects. No representation or warranty by the Company contained in this Agreement, in the schedules attached hereto or in any certificate furnished or to be furnished by the Company to the Purchasers in connection herewith or pursuant hereto contains or will contain any untrue statement or a material fact or omits or will omit to state any material fact necessary in order to make any statement contained herein or therein not misleading in any material respect. There is no fact known to the officers and directors of the Company that has specific application to the Company (other than general economic or industry conditions) and that materially adversely affects or, as far as such officers and directors can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or any schedule hereto.

4.24.     Minute Books.  The minute books of the Company and each
          ------------
          of its Subsidiaries contain a complete summary of all material actions by their respective directors and stockholders since the date of their respective incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

4.25.     Brokers' Fees. Except as set forth on Schedule 4.25, no
          -------------                         -------------
          broker, finder, investment banker or other Person is entitled to any brokerage fee, finder's fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by the Company.

4.26.     Not an Investment Company.  The Company is not an
          -------------------------
          Investment Company within the meaning of the Investment
          Company Act of 1940, as amended.

4.27.     Real Property Holding Company.  The Company is not a
          -----------------------------
          United States Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code.

4.28.     Litigation.  All pending claims, suits, or proceedings
          ----------
          against the Company, its Subsidiaries, and its schools are set forth in Schedule 4.28. None of the pending
                           -------------
          claims, suits, or proceedings listed in Schedule 4.28
                                                  -------------
          will hinder the consummation of this Agreement or related agreements, nor will any pending claims, suits or proceedings adversely affect the operation or financial condition of, or result in the payment of substantial damages by, the Company, its Subsidiaries or any of the schools. The payment of any liabilities or damages resulting from such claims, suits and proceedings will be covered by adequate insurance proceeds. The Company, its Subsidiaries, and the schools represent that each of the claims, suits, and proceedings or litigation contained in Schedule 4.28 is
                                                 -------------
          without merit and agree to vigorously defend the Company, the affected Subsidiary or the affected school in all matters pertaining to such claims, suits or proceedings. Except as set forth in Schedule 4.28,
                                               -------------
          there are no other pending or threatened claims, suits or proceedings against the Company, its Subsidiaries or its schools. Moreover, there is no investigation by any governmental agency pending or threatened against the Company, its Subsidiaries, or its Schools which might result in any such suit, action or other proceeding.

4.29.     Indebtedness.  The Company and its Subsidiaries have no
          ------------
          Indebtedness of any type except as set forth on
          Schedule 4.29 and Indebtedness with the Purchasers
          -------------
          pursuant to this Agreement. Upon consummation of the transactions hereunder, except as set forth on Schedule
                                                         --------
          4.29 and except as permitted pursuant to Section 10.3,
          ----
          the Debentures will rank senior to, or PARI PASSU with, all other Indebtedness of the Company and its Subsidiaries.


                                  SECTION 5

              Representations and Warranties of the Purchasers
              ------------------------------------------------

          Each of the Purchasers (severally and not jointly), hereby represents and warrants to and agrees with the Company, as follows:

5.1.      Accredited Investor; Experience; Risk.
          -------------------------------------

          (a) Such Purchaser is an "accredited investor" (as such term is defined in Rule 501 promulgated under the Securities
Act) and has been advised and understands that the Debentures, Warrants, Common Stock and Warrant Shares have not been registered under the Securities Act, on the basis that no public offering of the Debentures, Warrants, Common Stock and the Warrant Shares is to be effected, except in compliance with the applicable securities laws and regulations or pursuant to an exemption therefrom; provided, however, that nothing in this
                     -----------------
Section 5.1 shall limit the Purchasers' right to convert the Warrants for Warrant Shares as set forth in this Agreement or the Warrants.

          (b)  Such Purchaser is purchasing the Debentures,
Warrants and Warrant Shares for investment purposes, for its own account and not with a view to, or for sale in violation of federal or state securities laws.

          (c) Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Debentures, Warrants, Common Stock and the Warrant Shares pursuant to this Agreement.

          (d) The certificates representing the Debentures, Warrants, Warrant Shares and any Common Stock shall bear a legend evidencing such restriction on transfer substantially in the following form:

          "The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the "Act") or the
                                             ---
securities laws of any state and may not be sold or transferred except pursuant to registration under the Act or an exemption therefrom."

          (e) Each Purchaser has received information regarding the Company and its Subsidiaries to enable it to make a meaningful investment decision with respect to the purchase of the Debentures, Warrants, the Common Stock and the Warrant
Shares.

5.2.      Authorization.  Such Purchaser has all requisite power and
          -------------
          authority to execute and deliver this Agreement and each of the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance of the Agreement and the transactions contemplated hereby have been duly authorized by all necessary, action on the part of such Purchaser.
          Each Transaction Document to which such Purchaser is a party has been duly and validly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

5.3.      Governmental Consents.  No consent, approval, order or
          ---------------------
          authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of such Purchaser is required in connection with the valid execution and delivery by such Purchaser of the Transaction Documents to which it is a party, or the consummation by such Purchaser of the transactions contemplated by the Transaction Documents to which it is a party, except for such filings as have been made prior to the Closing.

5.4.      Organization, Good Standing and Qualification.  Such
          ---------------------------------------------
          Purchaser (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite power and authority to carry on its business, (iii) is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not be material to the Purchaser. Such Purchaser has the power and authority and is in possession of all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders to
          (i) own, lease and operate its properties and to carry on its business as now being conducted and (ii) execute and deliver this Agreement and the documents and instruments contemplated hereby and to consummate the transactions contemplated hereby. The principal place of business for such Purchaser is in Baltimore, Maryland.

                                  SECTION 6

                     Conditions to Closing of Purchasers
                     -----------------------------------

6.1.      Debenture and Warrant Closing.  Each Purchaser's obligation
          -----------------------------
          to purchase the Debentures and Warrants at the Closing is, at the option of such Purchaser, subject to the fulfillment on or prior to the applicable Closing Date of the following conditions:

          (a)  Representations and Warranties Correct.  The
               --------------------------------------
representations and warranties made by the Company in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of such date, and any litigation disclosed pursuant to Section 4.7 shall have been settled to the reasonable satisfaction of the Purchasers.

          (b)  Covenants.  All covenants, agreements and
               ---------
conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

          (c)  Opinion of Company's Counsel.  The Purchasers
               ----------------------------
shall have received from Christy & Viener, counsel to the Company, an opinion addressed to the Purchasers, dated the Closing Date, that is customary for a transaction of this type.

          (d)  No Material Adverse Change.  Since October 31,
               --------------------------
1997, there shall not have occurred any events or circumstances that has had, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries taken as a whole, except as otherwise disclosed on Schedule 4.18.

          (e)  Series A Preferred Stock Redemption Notice.  The
               ------------------------------------------
Company shall mail all required notices of redemption to the holders of Series A Preferred Stock pursuant to the Series A Certificate of Designation, setting the redemption date no later than the 31st day after the Closing Date.

          (f)  State Securities Laws.  All registrations,
               ---------------------
qualifications and Permits required under applicable state securities laws, if any, shall have been obtained for the lawful execution, delivery and performance of this Agreement (other than those required to be obtained after the closing of the acquisition of the Mildred Elley Business School).

          (g)  Issuance of Debentures and Warrants.  The Company
               -----------------------------------
shall have: (i) issued the Debentures and Warrants at the Closing pursuant to this Agreement, and shall have delivered to each Purchaser instruments representing such Purchaser's Debenture and Warrants; and (ii) upon exercise of the Company Put Option in
Section 9, issued the shares of Common Stock and delivered to each Purchaser a stock certificate representing such Purchasers shares of Common Stock.

          (h)  Officer's Certificate.  Each of the Purchasers
               ---------------------
shall have received a certificate of the President or a Vice
President of the Company to the effect set forth in Sections
6.1(a), 6.1(b), 6.1(d) and 6.1(f).

          (i)  Due Diligence.  Purchasers shall have completed
               -------------
their due diligence review of the Company and Mildred Elley Business School (including without limitation the audited financial data of Mildred Elley Business School for fiscal year
1997) and determined in Purchasers' sole discretion to proceed with the Closing hereunder.

          (j)  Registration Rights Agreement.  The Company and
               -----------------------------
any other parties thereto shall have executed and delivered the Registration Rights Agreement in the form of Exhibit B hereto to Purchasers.

          (k)  Corporate Documents.  The Company shall have
               -------------------
delivered or caused to be delivered to each Purchaser:

             (i) a certificate of the Secretary of State of the Company's state of incorporation dated not earlier than the tenth (10th) day preceding the Closing Date, to the effect that the Company is a corporation validly existing and in good standing under the laws of such state as of such date;

             (ii) a certificate of the Secretary of State of each state where the Company is required to qualify to do business dated not earlier than the tenth (10th) day preceding the Closing Date, to the effect that the Company is a corporation duly licensed or qualified to do business in such state and is in good standing as a foreign corporation under the laws of such state as of such date; and

              (iii) certificates of the Secretary or Assistant Secretary, or such other authorized officer, of the Company including (A) copies of the certificate of incorporation, bylaws and other governing documents of the Company as then in effect or a certification that there has been no change in such instruments since the last such certification delivered to the Purchasers pursuant to this Agreement, (B) duly enacted resolutions of the Company's board of directors in form and substance satisfactory to the Purchasers approving the Transaction Documents and authorizing officers of the Company to execute and deliver instruments required to be delivered hereunder as a condition precedent to the Closing, and (C) specimen signatures of the officers of the Company authorized to sign such instruments to the extent such specimen signatures have not previously been delivered to the Purchasers.

          (l)  Consent and Waiver Letter from Beck.  The
               -----------------------------------
Purchasers shall have received a validly executed consent and waiver letter from Michael D. Beck ("Beck") stating that the
                                     ----
transactions contemplated in the Transaction Documents shall not constitute a "change of control" of Beck Evaluation & Testing Associates, Inc. ("BETA") or otherwise trigger Beck's rights to
                   ----
repurchase BETA.

          (m)  Consent and Waiver Letters from Employees.  The
               -----------------------------------------
Purchasers shall have received a validly executed consent and waiver letter from each of the Company's employees who has entered into an employment agreement with the Company stating that the transactions contemplated in the Transaction Documents shall not constitute a "change of control" of the Company.

          (n)  Appointment of Directors.  David Warnock and an
               ------------------------
individual designated by the Purchasers shall each have been duly appointed and elected as a member of the Company's Board of Directors; provided, however, that the failure of the Purchasers
           -----------------
to designate another individual shall not constitute a failure of this condition precedent.

          (o)  No Event of Default.  No Event of Default shall
               -------------------
have occurred or then exist.

          (p)  Investor Rights Agreement.  The Company and the
               -------------------------
other parties thereto shall have executed and delivered the
Investor Rights Agreement in the form of Exhibit C hereto to
                                         ---------
Purchasers.

6.2.      Company Put Option Closing.  Each Purchaser's obligation to
          --------------------------
          purchase the Common Stock pursuant to Section 9 at a subsequent closing, is, at the option of such Purchaser, subject to the fulfillment on or prior to the applicable closing of the sale of the Option Shares (the "Option
                                                         ------
          Closing Date") of the following conditions:
          ------------

          (a)  Representations and Warranties Correct.  The
               --------------------------------------
representations and warranties made by the Company in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Option Closing Date with the same force and effect as if they had been made on and as of such date (except to the extent of developments in the Company's business which have occurred in the ordinary course of business and except that in Sections 4.17 and 4.18, the reference date shall be "October 31, 1998" instead of "October 31, 1997"), and any litigation disclosed pursuant to Section 4.7 shall have been settled to the satisfaction of the Purchasers.

          (b)  Covenants.  All covenants, agreements and
               ---------
conditions contained in this Agreement to be performed by the Company on or prior to the Option Closing Date shall have been performed or complied with in all respects.

          (c)  Opinion of Company's Counsel.  The Purchasers
               ----------------------------
shall have received from Christy & Viener, counsel to the Company, an opinion addressed to the Purchasers, dated the Option
Closing Date, that is customary for a transaction of this type.

          (d)  No Material Adverse Change.  Since October 31,
               --------------------------
1998, there shall not have occurred any events or circumstances that has had, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries taken as a whole, except as otherwise disclosed on Schedule 4.18.

          (e)  State Securities Laws.  All registrations,
               ---------------------
qualifications and Permits required under applicable state securities laws, if any, shall have been obtained for the lawful execution, delivery and performance of this Agreement.

          (f)  Issuance of Common Stock.  The Company shall have
               ------------------------
issued the shares of Common Stock and delivered to each Purchaser a stock certificate representing such Purchasers shares of Common
Stock.

          (g)  Officer's Certificate.  Each of the Purchasers
               ---------------------
shall have received a certificate of the President or a Vice
President of the Company to the effect set forth in Sections
6.2(a), 6.2(b), 6.2(d) and 6.2(f).

          (h)  Corporate Documents.  The Company shall have
               -------------------
delivered or caused to be delivered to each Purchaser:

             (i) a certificate of the Secretary of State of the Company's state of incorporation dated not earlier than the tenth (10th) day preceding the Option Closing Date, to the effect that the Company is a corporation validly existing and in good standing under the laws of such state as of such date;

             (ii) a certificate of the Secretary of State of each state where the Company is required to qualify to do business dated not earlier than the tenth (10th) day preceding the Option Closing Date, to the effect that the Company is a corporation duly licensed or qualified to do business in such state and is in good standing as a foreign corporation under the laws of such state as of such date; and

             (iii) certificates of the Secretary or Assistant Secretary, or such other authorized officer, of the Company including (A) copies of the certificate of incorporation, bylaws and other governing documents of the Company as then in effect or a certification that there has been no change in such instruments since the last such certification delivered to the Purchasers pursuant to this Agreement, (B) duly enacted resolutions of the Company's board of directors in form and substance satisfactory to the Purchasers approving the Transaction Documents and authorizing officers of the Company to execute and deliver instruments required to be delivered hereunder as a condition precedent to the Closing, and (C) specimen signatures of the officers of the Company authorized to sign such instruments to the extent such specimen signatures have not previously been delivered to the Purchasers.

             (i)    No Event of Default.  No Event of Default shall
                    -------------------
have occurred or then exist.

                                  SECTION 7

                    Conditions to Closing of the Company
                    ------------------------------------

          The Company's obligation to issue and sell the Debentures and Warrants at the Closing, and the shares of Common
Stock pursuant to Section 9, is, at the option of the Company, subject to the fulfillment of the following conditions prior to the applicable Closing Date:

7.1.      Representations.  The representations and warranties made by
          ---------------
          the Purchasers in Section 5 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of such date.

7.2.      Purchase Price.  The Purchasers shall have tendered the
          --------------
          purchase price for the Debentures and Warrants of Four Million Dollars ($4,000,000), and pursuant to Section 9, upon exercise of the Company Put Option for the Common Stock, shall have tendered the purchase price of Two Million Dollars ($2,000,000).

7.3.      Certificate.  The Company shall have received a certificate
          -----------
          from the Purchasers to the effect set forth in Section 7.1.

7.4.      State Securities Laws.  All registrations, qualifications
          ---------------------
          and Permits required under applicable state securities laws, if any, shall have been obtained for the lawful execution, delivery and performance of this Agreement.


                                  SECTION 8

                         Covenants of the Company
                         ------------------------

8.1.      Regulatory Matters.  Each of the Company and Purchasers will
          ------------------
          (i) make on a prompt and timely basis all governmental or regulatory notifications, filings or submissions, as necessary for the consummation of the transactions contemplated hereby, including any filings required pursuant to the Hart-Scott-Rodino Antitrust Act, if required, (ii) use all reasonable efforts to cooperate with the other and its representatives in (A) determining which notifications, filings and submissions are required to be made prior to the Closing Date with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Closing Date from, any governmental authority in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and (B) timely making of all such notifications, filings or submissions and timely seeking all such consents, approvals, permits or authorizations, and (iii) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other reasonable things necessary or appropriate to consummate the transactions contemplated by this Agreement. The Purchasers shall have no obligation to expend any funds in connection with the action to be taken by the Company pursuant to this section.

8.2.      Accreditation and Certification in Future Acquisitions.  The
          ------------------------------------------------------
          Company shall include in all material respects (and except as otherwise approved by Purchasers) the representations and warranties set forth in Exhibit F in all acquisition documents of educational entities, including, but not limited to, the acquisition of Mildred Elley Business School, and shall use its best efforts to make Purchasers a third-party beneficiary of each such agreement with respect to these representations and warranties.

8.3.      Replacement of Debenture or Warrant.  Upon receipt of
          -----------------------------------
          evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Debenture or Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Debenture or Warrant, the Company will issue a new Debenture or Warrant, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Debenture or Warrant; provided, however, if any
                                          -----------------
          Debenture or Warrant held by the Purchaser, its affiliate, or the registered holder is lost, stolen or destroyed, the affidavit of such principal or general partner or any principal or corporate officer of such holder setting forth the circumstances with respect to such loss, theft or destruction, together with an agreement to indemnify the Company with respect thereto shall be accepted as satisfactory evidence thereof, and no indemnity bond or other security shall be required as a condition to the execution and delivery by the Company of a new Debenture or Warrant in replacement of such lost, stolen or destroyed Debenture or Warrant.

8.4.      Registration, etc.  The Company shall maintain at its
          -----------------
          principal office a register with respect to the Debentures and Warrants and shall record therein the name(s) and address(es) of the respective registered holder(s) thereof, to which notices are to be sent and the address(es) to which payments (in the case of the Debentures) are to be made as designated by the registered holder if other than the address of such holder, and the particulars of all permitted transfers, exchanges and replacements of the Debentures and Warrants. Provided that such transfer is permitted herein, the Company shall record on such register any and all transfers of the Debentures and Warrants by or for the registered holder or such holder's executors or administrators or their duly appointed attorney, in form reasonably satisfactory to the Company, in order to maintain an accurate record of the holder(s) thereof. Each Debenture and Warrant issued hereunder, whether originally or upon transfer, exchange or replacement, shall be registered on the date of execution thereof by the Company. The registered holder of Debentures and Warrants issued hereunder shall be that individual, corporation, partnership, joint venture, trust or unincorporated organization or other entity (a "Person") in whose name the
                                           ------
          Debentures and Warrants has been so registered by the Company. A registered holder shall be deemed the owner of a Debenture or Warrant for all purposes of this Agreement and, subject to the provisions hereof, shall be entitled to all of the benefits thereof and rights thereunder free from all equities or rights of set off or counterclaim between the Company and the transferor of such registered holder or any previous registered holder of such Debenture or Warrant.

8.5.      Notice to Purchasers Upon an Event of Default.  Upon the
          ---------------------------------------------
          occurrence or existence of an Event of Default (including without limitation an event of default with respect to any other Indebtedness) and prior to the expiration of any applicable cure period, the Company shall provide prompt notice of such Event of Default to the Purchaser pursuant to
          Section 11.2 hereof.

8.6.      Proceeds from Qualified Public Offering.  The Company will
          ---------------------------------------
          apply, at the request of the Purchaser, the proceeds of a Qualified Public Offering to prepay the unpaid principal amount and outstanding interest on the Debentures. "Qualified Public Offering" means a registered underwritten
           -------------------------
          public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock to the public for the account of the Company in which net proceeds to the Company of the public offering equals or exceeds $25 million and the offering price per share is at least $5.00.

8.7.      Issuance of Warrant Shares. The Company shall issue Warrant
          --------------------------
          Shares to the Purchaser immediately upon payment by the Purchaser for such Warrant Shares. The Warrant Shares shall be duly authorized, validly issued, fully paid and non-assessable; will be free and clear of all Liens; and assuming that the representations of the Purchasers in Section 5 hereof are true and correct, will be issued in compliance with all applicable federal and state securities laws.

8.8.      Use of Proceeds.  The Company shall apply the proceeds
          ---------------
          received as a result of the transactions contemplated hereunder as set forth in Section 2.6.

8.9.      Restrictive Covenants.   From the date hereof through the
          ---------------------
          Closing Date (except for the Warrant Share adjustment in clause (a) below which shall survive the Closing), without the prior written consent of the Purchasers, the Company and its Subsidiaries shall not:

          (a) issue any equity securities of the Company (other than securities issued pursuant to outstanding options) or any Subsidiary or any securities convertible into equity securities of the Company (other than the Warrants), or any Subsidiary; provided, however, that the Company may issue employee stock
-----------------
options pursuant to the Company's acquisition of the Mildred Elley Business School so long as the Company adjusts the number of Warrant Shares so that the aggregate number of Warrant Shares held by the Purchasers shall constitute twenty percent (20%) of the Company's issued and outstanding capital stock on a fully diluted basis after giving effect to all such employee stock options;

          (b) operate the business of the Company and each Subsidiary in any manner not in the ordinary course of business;
or

          (c) take any of the actions set forth in Section 5.6 of the Investor Rights Agreement attached hereto as Exhibit C,
                                                    ---------
which Section is expressly incorporated herein by reference.


                                  SECTION 9

                             Company Put Option
                             ------------------

9.1.      Company Put Option.  Subject to the terms and conditions
          ------------------
          hereunder, in the event that the Company has achieved the projections set forth in the operating budget as delivered to the Purchasers no later than thirty (30) days following the closing of the Mildred Elley Business School acquisition and agreed to by the Purchasers for its acquisitions and base business for the Company's fiscal year 1999, the Company shall have the right to sell (the "Company Put
                                                     -----------
          Option") to the Purchasers, and the Purchasers agree to
          ------
          purchase, severally and not jointly, the number of shares of Common Stock equal to the aggregate purchase price of TWO MILLION DOLLARS ($2,000,000) (the "Option Purchase Price")
                                             ---------------------
          divided by the Option Share Price (the "Option Shares")
                                                  -------------
          multiplied by the applicable Company Put Option Percentage for such Purchaser set forth on Exhibit A. The "Option
                                          ---------        ------
          Share Price" shall be the greater of (i) $1 per share or
          -----------
          (ii) an amount equal to the average closing price as reported on Nasdaq per share for the preceding thirty days discounted by twenty percent (20%).

9.2.      Exercise of Company Put Option.
          ------------------------------

          (a) The Company Put Option may be exercised by the Company by delivering a written notice ("Option Notice") to each
                                         -------------
of the Purchasers at its address set forth in Section 11.2. Such notice must be signed by the Company and shall constitute an irrevocable obligation on the part of the Company to sell the Option Shares against payment therefor. The Option Notice shall set forth the date of the sale, which date shall be (i) no more than sixty (60) days after the date of the Option Notice and (ii) no less than forty-five (45) days after the date of the Option Notice. The Company Put Option Notice shall also set forth the Option Share Price, number of Option Shares to be sold and data supporting such calculations.

          (b) At the closing of the sale of the Option Shares, the Company shall deliver to each Purchaser a stock certificate or certificates representing the number of Option Shares purchased by each Purchaser determined by multiplying the total number of Option Shares by such Purchaser's Company Put Option Percentage as set forth on Exhibit A free and clear of any Liens,
                           ---------
and any other documents, instruments, or certificates (including without limitation a bring-down certificate with respect to the representations, warranties and covenants hereunder) requested by the Purchasers in order to satisfy the conditions set forth in
Section 6.

          (c)  At the closing of the sale of the Option Shares,
each Purchaser shall pay to the Company the purchase price for such Option Shares as set forth on Exhibit A hereto.
                                   ---------

          (d) The Company shall be responsible for the payment of all expenses incurred by the Purchasers with respect to the sale of the Option Shares, including without limitation any reasonable attorneys' fees, transfer taxes, notarial fees or other similar costs and expenses.

          (e) Unless otherwise agreed to in writing by the Purchasers, the Company may exercise the Company Put Option on only one occasion and the Company Put Option must be exercised in its full amount. If the Company Put Option has not been exercised by the Company within one hundred thirty-five (135) days after the first anniversary date of the Closing Date, the Company Put Option shall immediately expire in its entirety without any further action by the parties.

                                  SECTION 10

                      Events of Default; Subordination
                      --------------------------------

10.1.     Events of Default.  For so long as any indebtedness
          -----------------
          under the Debentures shall be outstanding, each of the
          following events shall constitute an event of default
          hereunder (each an "Event of Default"):
                              ----------------

          (a) The Company shall fail to pay any installment of principal of or interest on the Debentures when due and any such failure shall not be cured by full performance thereof within five (5) days after written notice thereof shall have been given to the Company by a Purchaser; or

          (b) The Company shall default in the performance of any covenant contained in Section 8 of this Agreement (including without limitation Section 8.8 regarding application of the use of proceeds) any covenant in any other loan agreement or any covenant in the Registration Rights Agreement, and any such failure shall not be cured by full performance thereof within ten
(10) days after written notice thereof shall have been given to the Company by either Purchaser; or

          (c) Any representation or warranty made by the Company or any Subsidiary in this Agreement or by the Company or any Subsidiary (or any officers of the Company or any Subsidiary) in any certificate, instrument or written statement contemplated by or made or delivered pursuant to or in connection with this Agreement, or the Registration Rights Agreement, shall prove to have been incorrect when made in any material respect; or

          (d) The Company or any Subsidiary shall fail to perform or observe any other term, covenant or agreement contained in the Investor Rights Agreement, the Registration Rights Agreement, the Debentures, or the Warrants on its part to be performed or observed and any such failure shall not be cured or by full performance thereof within ten (10) days after written notice thereof shall have been given to the Company by a Purchaser; or

          (e) The Company or any Subsidiary shall (i) admit in writing its inability to pay its debts generally as they become due; (ii) commence a voluntary case under Title 11 of the United States Code as from time to time in effect ("Title 11"), or
                                             --------
authorize, by appropriate proceedings of its Board of Directors or other governing body, the commencement of such a voluntary case; (iii) file an answer or other pleading omitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under such Title 11, or seek, consent to or acquiesce in the relief therein provided, or fail to controvert timely the material allegations of any such petition; (iv) suffer the entry of an order for relief in any involuntary case commenced under said Title 11; (v) seek relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief; (vi) suffer the entry of an order by a court of competent jurisdiction
(A) finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (C) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property (not otherwise covered by subsection (g) below); or (vii) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of its property; or

          (f) Any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against the property of the Company or any Subsidiary in an aggregate amount which exceeds $250,000 and such judgment, writ, or similar process shall not be released, vacated or fully bonded or stayed pending appeal within sixty (60) days after its issue or levy; or

          (g) Upon a Change of Control (as defined below) of the Company not involving the Purchaser and/or an Affiliate of the Purchaser. "Change of Control" means any event or series of
             -----------------
events by which (A) any Person or group obtains a majority (by voting or otherwise) of the securities of the Company ordinarily having the right to vote in the election of directors; (B) during any two year period, individuals who at the beginning of any such two year period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of the majority of the directors then still in office who were either directors at the beginning of such period or whose election, recommendation, or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; (C) the merger, consolidation, reorganization, recapitalization, dissolution or liquidation of the Company if, as a result, the current stockholders no longer own more than 50% of the voting securities of the Company; (D) any sale, lease, exchange or other transfer of all, or substantially all, of the assets of the Company; or (E) the adoption of a plan leading to the liquidation or dissolution of the Company; or

          (h) Upon the existence or occurrence of an event of default, which is not cured or waived, with respect to any Indebtedness (other than the Debentures) of the Company or any Subsidiary, which event of default has resulted in the acceleration of such other Indebtedness; or

          (i) If the Company and/or any of its Subsidiaries, without the prior consent of the Purchasers, incur, issue, guarantee or assume any Indebtedness (excluding (x) the $4
                                      ---------
million of Debentures acquired hereunder, (y) trade payables incurred in the ordinary course of business, and (z) up to $1 million of assumed liability pursuant to the acquisition of the Mildred Elley Business School) in an aggregate amount in excess of $1,000,000 (the "One Million Dollar Debt Basket"); provided,
                    ------------------------------    --------
however, that any Indebtedness ranking senior to or PARI PASSU
-------
with the Debentures incurred pursuant to the acquisition of the Mildred Elley Business School shall be included in the calculation of the One Million Dollar Debt Basket; and provided
                                                       --------
further that any Indebtedness up to $1 million ranking junior to
-------
the Debentures incurred pursuant to the acquisition of the Mildred Elley Business School shall not be included in the calculation of the One Million Dollar Debt Basket; or

          (j) Upon the removal of David Warnock or the other member of the Board of Directors who was designated by the Purchasers, or any replacement designated by the Purchasers, from the Company's Board of Directors, except as contemplated by the Transaction Documents.

Upon the occurrence or existence of any Event of Default, and in any such event, the Purchaser or any other holder of at least 25% of the outstanding principal amount of all Debentures may, by notice to the Company, declare the entire unpaid principal amount of such Debenture, all interest accrued and unpaid thereon and all other amounts payable to such holder under such Debenture or this Agreement to be forthwith due and payable, whereupon such Debenture, all such accrued interest and all such amounts shall become and be forthwith due and payable (unless there shall have occurred an Event of Default under Section 10.1(e) in which case all such accounts shall automatically become due and payable without such declaration), without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company with respect to itself and its Subsidiaries. Upon the occurrence or existence of any Event of Default, the Warrants shall all immediately become exercisable, in whole or in part, at the option of the Holder, for that number of shares of Common Stock issuable upon exercise of the Warrants.

10.2.     Annulment of Defaults.  Section 10.1 is subject to the
          ---------------------
          condition that, if at any time after the principal of the Debentures shall have become due and payable, and before any judgment or decree for the payment of the moneys so due shall have been entered, all arrears of interest upon such Debentures and all other sums payable to the holder of the Debentures under or the Debentures and under this Agreement (except the principal amount which by such declaration shall have become payable) shall have been duly paid, and every other default and Event of Default shall have been made good or cured, then and in every such case the holder of the Debentures, by written instrument delivered to the Company, may rescind and annul such declaration and its consequences; provided, however, that no such
                            -----------------
          rescission or annulment shall extend to or affect any other or subsequent default or Event of Default or impair any right of the holders of any other Debentures consequent thereon; and provided further that once an
                                  ----------------
          Event of Default occurs or exists, all of the Warrants shall become immediately exercisable in whole or in part and the Warrants shall remain in full force and effect until the end of the respective Exercise Period regardless of whether the Event of Default is cured or waived.

10.3.     Subordinate to Senior Indebtedness.
          ----------------------------------

          (a) The Company agrees, and each Purchaser by its acceptance hereof likewise agrees, that the payment of the principal of and interest on the Debentures is hereby expressly made subordinate and junior in right of payment to the prior payment in full of all principal of and interest on all Senior Indebtedness (as defined below) whether now outstanding or hereafter incurred, created or assumed.

          (b)  The term "Senior Indebtedness," as used in this
                         -------------------
Agreement, shall mean: (i) the principal, interest and other amounts outstanding at the date of execution of this Agreement as set forth and identified as "Senior Debt" on Schedule 4.29 (the
                                             -------------
"Existing Indebtedness") or (ii) the principal, interest and
 ---------------------
other amounts incurred, created, assumed, modified, renewed or extended after the Closing Date on the following: (w) secured indebtedness of the Company for money borrowed (including any bank loan or credit facility) approved by the Board of Directors;
(x) obligations of the Company as lessee under any lease of property which is reflected on the Company's balance sheet as a capitalized lease in accordance with GAAP; (y) guarantees by the Company of indebtedness for money borrowed by a Subsidiary or of any obligations of a Subsidiary under any lease of property which is reflected on the Subsidiary's balance sheet as a capitalized lease in accordance with GAAP; and (z) unsecured indebtedness of the Company approved by the Company's Board of Directors and which is issued following the Purchasers' execution of a subordination agreement on terms and conditions acceptable to the Purchasers.

          (c) Notwithstanding the foregoing provisions, the total aggregate amount of Senior Indebtedness shall not, at any time, without the written consent of the Purchasers, exceed the sum of the Existing Indebtedness plus $1,000,000 (the "One
                                                       ---
Million Dollar Senior Debt Basket"); provided, however, that any
---------------------------------    -----------------
Indebtedness ranking senior to the Debentures issued, incurred or guaranteed by the Company or any Subsidiary pursuant to the acquisition of the Mildred Elley Business School shall be included in the calculation of the One Million Dollar Senior Debt Basket and shall also be included in the calculation of the One Million Dollar Debt Basket. Failure to comply with this Section
10.3 shall constitute an Event of Default.


                                  SECTION 11

                                Miscellaneous
                                -------------

11.1.     Amendment; Waiver.  Neither this Agreement nor any
          -----------------
          provision hereof may be amended, modified, supplemented or waived, except by a written instrument executed by
          (i) the Company and (ii) the Purchasers;

11.2.     Notices.  Any notices or other communications required
          -------
          or permitted hereunder shall be sufficiently given if in writing and delivered in Person, transmitted by facsimile transmission (fax) or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address as such party may notify to the other parties in writing:

          (a)  if to the Company:

               Touchstone Applied Science Associates, Inc.
               P.O. Box 382
               4 Hardscrabble Heights
               Brewster, New York 10509
               Attn: Andrew L. Simon
               Telephone No.:  914-277-8100
               Facsimile No.:    914-277-3548

               with a copy to:

               Christy & Viener
               620 Fifth Avenue
               New York, New York 10020
               Attn: Steven R. Berger, Esq.
               Telephone No.:  212-632-5500
               Facsimile No.:   212-632-5555

          (b)  if to the Purchasers:

               c/o Cahill, Warnock & Company, L.L.C.
               One South Street, Suite 2150
               Baltimore, MD 21202
               Attn: David L. Warnock
               Telephone No.: 410-895-3800
               Facsimile No.:  410-895-3805

               with a copy to:

               Wilmer, Cutler & Pickering
               100 Light Street
               Baltimore, MD 21202
               Attn: George P. Stamas, Esq.
               Telephone No.:   410-986-2800
               Facsimile No.:    410-986-2828

A notice or communication will be effective (i) if delivered in Person or by overnight courier, on the business day it is delivered, (ii) if transmitted by telecopier, on the business day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, three (3) business days after dispatch.

11.3.     Severability.  Whenever possible, each provision of
          ------------
          this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

11.4.     Successors and Assigns.  Except as otherwise provided
          ----------------------
          herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. The Company shall not have the right to assign its rights or delegate its obligations under this Agreement without the prior written consent of the Purchasers. Each Purchaser may assign its rights only to one or more of its Affiliates; provided, however, that this Agreement,
                          -----------------
          the Debentures, and the Warrants and all rights hereunder and thereunder shall be freely assignable (subject to applicable state and federal securities laws) to any Person by the Purchaser upon the occurrence of an Event of Default without the consent of the Company. The parties hereto agree that the Warrants are attached to the Debentures and may not be assigned separately from the Debentures.

11.5.     Survival of Representations, Warranties and Covenants.
          -----------------------------------------------------
          All representations and warranties made in, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of any Purchaser, and the sale and purchase of the Debentures, Warrants and any Common Stock, and payment therefor for a period of two (2) years; provided, however, that the
                                     -----------------
          representations and warranties made in Sections 4.16 (Environmental), 4.19 (Benefits) and 4.20 (Taxes) shall survive the applicable statutory period of limitations with respect to any liabilities covered thereby.
          Unless otherwise provided in this Agreement, the covenants and agreements set forth in Sections 8, 9 and 10 shall survive and remain in force so long as any Debenture or Warrant remains issued and outstanding.

11.6.     Entire Agreement.  This Agreement and the other
          ----------------
          documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written, among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof.

11.7.     Choice of Law.  This Agreement shall be governed by,
          -------------
          and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws.

11.8.     Counterparts.  This Agreement may be executed in any
          ------------
          number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

11.9.     Costs and Expenses.  Promptly after the Closing, the
          ------------------
          Company shall pay the reasonable fees and disbursements incurred by the Purchasers (including without limitation reasonable attorneys' and consultants' fees) in connection with the due diligence review and Closing under this Agreement and the transactions contemplated hereby (including without limitation the due diligence review and attorneys' fees incurred in preparation for the transactions in connection with the Drake Business School as previously contemplated); provided, however,
                                              -----------------
          that the parties shall bear their own costs and expenses if the Closing hereunder fails to take place.

11.10.    No Third-Party Beneficiaries.  Nothing in this
          ----------------------------
          Agreement will confer any third party beneficiary or other rights upon any Person (specifically including any employees of the Company and its Subsidiaries) or entity that is not a party to this Agreement.

11.11.    Indemnification.
          ---------------

          (a) The Company agrees to indemnify and hold harmless the Purchasers and their Affiliates, and their respective partners, co-investors, officers, directors, employees, agents, consultants, attorneys and advisers (each, an "Indemnified
                                               -----------
Party"), from and against any and all actual losses, claims,
-----
damages, liabilities, costs and expenses (including, without limitation, environmental liabilities, costs and expenses and all reasonable fees, expenses and disbursements of counsel), joint or several (hereinafter collectively referred to as a "Loss"), which
                                                    ----
may be incurred by or asserted or awarded against any Indemnified Party in connection with or in any manner arising out of or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto, arising out of or in connection with or relating to this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby or any use made or proposal to be made with the proceeds of the Purchasers' purchase of the Debentures, Warrants, Common Stock and Warrant Shares pursuant to this Agreement, whether or not such investigation, litigation or proceeding is brought by the Company, any of its Subsidiaries, shareholders or creditors, whether or not any of the transactions contemplated by this Agreement or the other Transaction Documents are consummated, except to the extent such Loss is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

          (b) An Indemnified Party shall give written notice to the Company of any claim with respect to which it seeks indemni-fication within ten (10) days after the discovery by such parties of any matters giving arise to a claim for indemnification pursuant to Section 11.11(a); provided that the failure of any
                              --------
Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations under this Section 11.11, except to the extent that the Company is actually prejudiced by such failure to give notice. In case any such action or claim is brought against any Indemnified Party, the Company shall be entitled to participate in and, unless in the reasonable good faith judgment of the Indemnified Party a conflict of interest between such Indemnified Party and the Company may exist in respect of such action or claim, to assume the defense thereof, with counsel satisfactory to the Indemnified Party and after notice from the Company to the Indemnified Party of its election so to assume the defense thereof, the Company shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. In any event, unless and until the Company elects in writing to assume and does so assume the defense of any such action or claim the Indemnified Party's costs and expenses arising out of the defense, settlement or compromise of any such action or claim shall be Losses subject to indemnification hereunder. If the Company elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The Company shall not be liable for any settlement of any action or claim effected without its written consent. Anything in this
Section 11.11 to the contrary notwithstanding, the Company shall not, without the Indemnified Party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof that imposes any future obligation on the Indemnified Party or that does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party, a release from all liability in respect of such claim.

          (c) The Company agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any of its Subsidiaries, shareholders or creditors for or in connection with the transactions contemplated by this Agreement or the other Transaction Documents, except to the extent such liability is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct or the misrepresentations of the Indemnified Party, but in no event shall an Indemnified Party be liable for punitive, exemplary or consequential damages.

                    (Signature Page Follows)

                      SECURITIES PURCHASE AGREEMENT
                              SIGNATURE PAGE


          IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be executed effective as of the date first above written.

THE COMPANY:

                  TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.


                  By:/S/ ANDREW L. SIMON
                     --------------------------------------------
                     Name:  Andrew L. Simon
                     Title: President and Chief Executive Officer


PURCHASERS:

                  CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P.
                  By: CAHILL WARNOCK STRATEGIC PARTNERS, L.P.,
                      its General Partner


                  By:/S/ DAVID L. WARNOCK
                     --------------------------------------------
                     Name:  David L. Warnock
                     Title: a General Partner


                  STRATEGIC ASSOCIATES, L.P.
                  By: CAHILL, WARNOCK & COMPANY, LLC, its
                      General Partner


                  By:/S/ DAVID L. WARNOCK
                     --------------------------------------------
                     Name:  David L. Warnock
                     Title: Managing Member

                                  Exhibit A
                                  ---------

                             Initial Investment
                             ------------------






                           Original Principal Amount        Number Of
Purchaser                        of Debentures            Warrant Shares
---------                        -------------            --------------







Cahill, Warnock
Strategic Partners
Fund, L.P.                        $3,790,000                 2,615,970





Strategic Associates, L.P.         $210,000                    144,948






                              Company Put Option
                              ------------------





Purchaser               Company Put Option Percentage         Total Cost
---------               -----------------------------         ----------




Cahill, Warnock
Strategic Partners
Fund, L.P.                          94.75%                    $1,895,000




Strategic
Associates, L.P.                     5.25%                     $105,000

                                  Exhibit B
                                  ---------

                        Registration Rights Agreement

                                  Exhibit C
                                  ---------

                         Investor Rights Agreement

                                  Exhibit D
                                  ---------

                              Form of Debenture

                                  Exhibit E
                                  ---------

                               Form of Warrant

                                  Exhibit F
                                  ---------


Accreditation and State Licensure/Approval.
------------------------------------------

          (a) Schedule 4.28 contains a complete and accurate
              -------------
statement of the accreditation granted to each of the schools of the Company and its Subsidiaries, the date that accreditation was last granted, and the current term of accreditation. None of the schools or educational and training programs of the Company and its Subsidiaries are on probation or warning, have been directed to show cause why accreditation should not be revoked, or are subject to an action by an accrediting agency to withdraw or deny accreditation. To the knowledge of the Company and its Subsidiaries, there are no facts, circumstances, or omissions concerning their schools that could lead to such actions by an accrediting agency.

          (b) The Company, its Subsidiaries, and its schools have complied with all stipulations, conditions and other requirements imposed by the schools' accrediting agencies at the time of, or since, the last grant of accreditation, including but not limited to the timely filing of all required reports and responses.

          (c) The Company, its Subsidiaries, and its schools have secured all requisite approvals from its institutional accrediting agencies for the educational and training programs currently offered.

          (d) The Company, its Subsidiaries, and its schools have secured all requisite licenses to operate in the states in which they are located and all requisite approvals from such states for the educational and training programs currently offered.

U.S. Department of Educational Certification and Eligibility.
------------------------------------------------------------

          (a) Schedule 4.29 contains a complete and accurate
              -------------
statement of the U.S. Department of Education certification and eligibility status for each of the schools owned by the Company and its Subsidiaries, including the date that certification was last granted and the current term of certification. Each of the schools listed in Schedule 4.29 is certified by the U.S.
                  -------------
Department of Education to participate in the programs authorized by Title IV of the Higher Education Act of 1965, as amended.
None of the schools are subject to limitation, suspension or termination proceedings, or subject to any other action or proceeding by the U.S. Department of Education that could result in the loss of certification or eligibility or a material liability or fine. To the Knowledge of the Company and its Subsidiaries, there are no facts, circumstances, or omissions concerning the schools that could lead to such an action by the U.S. Department of Education.

          (b) Each of the schools owned by the Company and its Subsidiaries is in material compliance with all rules, regulations and requirements established by the U.S. Department of Education pertaining to each school's eligibility to participate in the programs authorized by Title IV of the Higher Education Act of 1965, as amended, and other federal student financial aid funding programs set forth at 34 C.F.R. 600 et
                                                          --
seq.  The Company and its Subsidiaries are aware of no facts,
---
circumstances, or omissions concerning the schools that might result in a finding of material non-compliance with regard to such rules, regulations and requirements. Without limiting the foregoing, the Company, its Subsidiaries also represent that:

             (i) Each of the schools satisfies the standards of financial responsibility and administrative capability, as established by the U.S. Department of Education and as set forth at 34 C.F.R. 668.15-668.16, and each program offered by the schools is an eligible program in accordance with the requirements of 34 C.F.R. 668.8.

             (ii) Each of the schools receives no greater than eighty-five percent (85%) of its revenues from programs authorized by Title IV of the Higher Education Act of 1965, as amended, or other federal student financial aid funds, and satisfies the requirements regarding tuition revenue established by the Department of Education as set forth at 34 C.F.R. 600.5. Schedule 4.29 contains a correct
                       -------------
     statement of each school's percentage of revenue from such federal funding sources.

             (iii)  The final cohort default rates published
     by the U.S. Department of Education for fiscal years 1992
     through 1995 for the schools of the Company and its
     Subsidiaries are listed in Schedule 4.29.
                                -------------

             (iv) Each of the schools has established a default reduction plan and submitted such plans to the U.S.
     Department of Education in accordance with 34 C.F.R.
     674.6.

             (v)    Each of the schools disburses federal Pell
     Grant payments in accordance with procedures that comply with 34 C.F.R. 690.63.

          (c) U.S. Department of Education program reviews and compliance audits conducted at each of the schools since 1992 have not materially adversely affected the Company, its Subsidiaries or its schools nor has any program review or compliance audit resulted in the imposition of any material liability, financial or otherwise, affecting the Company, its Subsidiaries or its schools. The Company, its Subsidiaries, and its schools have complied with all the findings and conditions arising from the program reviews and compliance audits. To the extent that any program review or audit remains pending or unresolved, there are no issues or findings of non-compliance which, to the knowledge of the Company, its Subsidiaries, or its schools, could result in the loss of certification or eligibility or a material liability or fine.